As filed with the Securities and Exchange Commission on December 9, 2014.

Registration No.  333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TravelCenters of America LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5531	20-5701514
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

24601 Center Ridge Road

Westlake, Ohio 44145-5639

(440) 808-9100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Andrew J. Rebholz

Chief Financial Officer

TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio 44145

(440) 808-9100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:

Margaret R. Cohen Skadden, Arps, Slate, Meagher & Flom LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 573-4800	Bartholomew A. Sheehan, III Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   Registration No. 333-200462

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
8.00% Senior Notes due 2029	$23,000,000	$2,672.60

(1)                                  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.  The Registrant previously registered 8.00% Senior Notes due 2029 for a proposed maximum offering price of $115,000,000 on a Registration Statement on Form S-1 (File No. 333-200462), as amended, for which a filing fee of $13,363 was paid. This Registration Statement covers the registration of an additional $23,000,000 aggregate principal amount of the Registrant’s 8.00% Senior Notes due 2029.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

Explanatory Note and Incorporation of Certain Information by Reference

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel and auditor consents.  Pursuant to Rule 462(b), the contents of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-200462), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on December 9, 2014 (the “Initial Registration Statement”), are incorporated by reference into this Registration Statement. This Registration Statement covers the registration of an additional $23,000,000 aggregate principal amount of our 8.00% Senior Notes due 2029 for sale in the offering related to the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westlake, Ohio on December 9, 2014.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas M. O’Brien	President, Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2014
Thomas M. O’Brien

*	Chief Financial Officer, Treasurer and Executive Vice President (Principal Financial Officer)	December 9, 2014
Andrew J. Rebholz

*	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	December 9, 2014
William E. Myers

*	Director	December 9, 2014
Barry M. Portnoy

*	Director	December 9, 2014
Barbara D. Gilmore

*	Director	December 9, 2014
Lisa Harris Jones

*	Director	December 9, 2014
Arthur G. Koumantzelis

*By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien
As Attorney-in-Fact for the persons indicated

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-1 filed by the Registrant on December 4, 2014 (File No. 333-200462))